NMR of America, Inc., and Subsidiaries

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Exhibit 11.   Computation of Shares Used for Earnings Per Share Calculation


                                                    Years Ended March 31,
___________________________________________________________________________________

                                         1995            1994           1993
___________________________________________________________________________________
PRIMARY EARNINGS PER SHARE INFORMATION:



Net income (loss) per consolidated
  statements of operations                $2,433,912      $1,367,500   ($  593,982)
                                          ==========      ==========    ==========


Weighted average number of
  outstanding shares                       4,890,791       4,757,102     4,800,122

Add:  Incremental shares issuable
      on conversion of outstanding
      warrants and exercise of
      stock options                          127,161           ---           ---

      Incremental shares issuable on
      conversion of Convertible
      Subordinated Debentures                  ---             ---           ---
                                           ---------       ---------     ---------

Weighted average number of shares
  used to compute primary earnings
  per share                                5,017,952       4,757,102     4,800,122
                                           _________       _________     _________
                                           ---------       ---------     ---------



Primary Earnings Per Share:
- ---------------------------

Primary net income (loss) per share          $ .49           $ .29        ($ .12)
                                           _________       _________     _________
                                           ---------       ---------     ---------
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NMR of America, Inc., and Subsidiaries

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Exhibit 11.   Computation of Shares Used for Earnings Per Share Calculation
                                                    Years Ended March 31,
___________________________________________________________________________________

                                         1995            1994(1)        1993(1)
___________________________________________________________________________________
FULLY DILUTED EARNINGS PER SHARE INFORMATION:



Net income (loss) per consolidated
  statements of operations                $2,433,912      $1,367,500   ($  593,982)
Add:  Interest savings from proceeds
      of conversion of outstanding
      convertible debentures,
      net of minority
      interest and taxes                     220,255         372,517       421,580
                                           ---------       ---------     ---------

Net income (loss) used to compute fully
  diluted earnings per share              $2,654,167      $1,740,017   ($  172,402)
                                           _________       _________     _________
                                           ---------       ---------     ---------


Weighted average number of
  outstanding shares                       4,890,791       4,757,102     4,800,122
Add:  Incremental shares issuable

      on conversion of outstanding
      warrants and exercise of
      stock options                          217,553         221,934       178,934

      Incremental shares issuable on
      conversion of Convertible
      Subordinated Debentures                481,556         506,444       506,444
                                           ---------       ---------     ---------
Weighted average number of shares

  used to compute fully diluted
  earnings per share                       5,589,900       5,485,480     5,485,500
                                           _________       _________     _________
                                           ---------       ---------     ---------


Fully Diluted Earnings Per Share:
- ---------------------------------
Fully diluted net income (loss) per share    $ .47           $ .32        ($ .03)
                                           _________       _________     _________
                                           ---------       ---------     ---------


(1) the registrant's calculation of fully diluted earnings per share for the year ended March
31, 1994 and 1993 is antidilutive in comparison to its calculation of primary earnings (loss)
per share.  As such, the registrant has presented its primary earnings (loss) per share on the face of its consolidated statement of operations for both the primary and fully diluted earnings (loss) per share presentation.

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